Exhibit 10.33

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan

Substitution Incentive Stock Option Agreement

THIS SUBSTITUTION INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”), granted under the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”), is effective as of             , 20    , and is entered into by and between PharMerica Corporation, a Delaware Corporation (the “Company”), and                      (the “Optionee”).

Preliminary Statements

WHEREAS, the Optionee was formerly an employee of Kindred Healthcare, Inc. (“Kindred”) who was granted an incentive stock option to purchase                  shares of Kindred common stock with an exercise price of $             on                 ,              (the “Kindred Option”);

WHEREAS, in connection with the merger of Kindred with and into the Company, the Company has determined that it is desirable and in its best interests to substitute the Kindred Option with an option to purchase shares of the Company’s Stock (the “Stock”) in such manner that the substitution shall not be considered a new option grant or a modified option under Section 424 or any other provision of the Code; and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Option. On the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company                  shares of Stock. This Option is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The date of grant of this Option is             , 200   (the “Grant Date”). The Optionee acknowledges and agrees that this Option is a substitution for the Kindred Option and that effective as of the Grant Date, the Optionee shall have no rights under the Kindred Option.

The Optionee’s right, if any, to continue to be employed by the Company will not be enlarged or otherwise affected by the receipt of this Option, and the receipt of this Option will not in any way restrict the right of the Company to terminate the Optionee’s employment at any time.

2. Price. The purchase price (the “Option Price”) for the shares of Stock subject to the Option granted by this Agreement is $             per share.

3. Vesting of the Option. The Option granted pursuant to this Agreement shall vest and become exercisable in accordance with the following provisions:

(a) Vesting of the Option. Provided that the Optionee remains in the continuous employment of the Company through the vesting period, the Option shall vest and become exercisable in accordance with the following schedule:

Vesting Date	No. of Shares Vested	Total Percentage of Option Vested
	__________	25%
	__________	50%
	__________	75%
	__________	100%

There shall be no proportional vesting prior to any Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Option. The Option shall become fully vested and exercisable in the event of a Change in Control or the death or Disability of the Optionee while employed with the Company. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate all or any portion of the vesting of the Option at any time.

(c) Forfeiture of the Option. The unvested portion of the Option shall automatically be forfeited upon the date that the Optionee ceases to be employed by the Company for any reason.

4. Exercise of the Option. Except as otherwise provided herein, the Option granted pursuant to this Agreement shall be exercisable as follows:

(a) Exercise by the Optionee. Only the Optionee receiving the Option (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative and in the case of the Optionee’s death, the Optionee’s estate) may exercise the Option.

(b) Option Term. Any non-forfeited portion of the Option shall be exercisable until the date it terminates. The Option shall no longer be exercisable and shall terminate upon the earliest to occur of:

(i) unless the Committee otherwise determines in writing in its sole discretion, three (3) months after the date on which the Optionee’s employment is terminated other than by reason of (i) by the Company for Cause, (ii) the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), or (iii) the death of the Optionee;

(ii) immediately upon the termination of the Optionee’s employment by the Company for “cause” (as determined by the Board in its sole discretion);

(iii) twelve (12) months after the date on which the Optionee’s employment is terminated by reason of the Optionee’s “permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(iv) twelve (12) months after the date of termination of the Optionee’s employment by reason of the death of the Optionee; or

(v) the tenth anniversary of the Grant Date.

(c) Definition of Cause. For purposes hereunder, Cause means:

(i) any willful, material violation of any law or regulation applicable to the business of the Company;

(ii) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration of a common law fraud;

(iii) commission of any act of personal dishonesty which involves personal profit in connection with the Company;

(iv) intentional wrongful disclosure of confidential information of the Company;

(v) intentional wrongful engagement in any competitive activity,

(vi) the willful and continued failure or refusal to perform the material duties required of the Optionee as an employee, officer, director or consultant of the Company (other than as a result of disability);

(vii) disregard of the policies of the Company so as to cause material loss, damage or injury to the property, reputation or employees of the Company;

(viii) ongoing alcohol/drug addiction and a failure by the Optionee to successfully complete a recovery program, or

(ix) any other misconduct by the Optionee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

5. Exercise Procedure. Vested portions of the Option may be exercised, in whole or in part, by delivery to the Company’s principal office of a written notice of exercise, to the attention of the Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the “Exercise Date”), setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, the Grant Date of the Option and the Exercise Date and accompanied by full payment of the exercise price and all applicable withholding taxes. Applicable withholding taxes shall be calculated based on the excess of the Fair Market Value of the shares of Common Stock over the exercise price as of the Exercise Date.

6. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Limitation on Transfer. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution and in accordance with the Plan.

9. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option. If and to the extent that the number of Options granted pursuant to this Agreement exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

13. Optionee Acknowledgment. The Optionee hereby acknowledges receipt of a copy of the Plan. The Optionee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

OPTIONEE

DATE:

OPTIONEE’S ADDRESS: